UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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ALDEYRA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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April 27, 2015

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Aldeyra Therapeutics, Inc. that will be held on Tuesday, June 9, 2015 at 10:00 a.m. local time, at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, One Marina Park Drive, Suite 900, Boston, MA 02210.

Details regarding admission to the Annual Meeting and the business to be conducted are described in the accompanying proxy materials. Also included is a copy of our 2015 Annual Report. We encourage you to read this information carefully.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy card, if you have requested one. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Please review the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail regarding each of these voting options.

Thank you for your ongoing support of Aldeyra.

Very truly yours,

Todd C. Brady, M.D., Ph.D.

Chief Executive Officer, President and Director

ALDEYRA THERAPEUTICS, INC.

131 Hartwell Avenue, Suite 320

Lexington, Massachusetts 02421

NOTICE OF ANNUAL MEETING

FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Tuesday, June 9, 2015 at 10:00 a.m. local time.

Place:	Offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, One Marina Park Drive, Suite 900, Boston, MA 02210.

Items of Business:

(1)   To elect the two directors named in the proxy statement accompanying this notice to serve as Class I directors until the annual meeting held in 2018 and until their successors are duly elected and qualified.

(2) To ratify the appointment of BDO USA, LLP as Aldeyra Therapeutics, Inc.’s independent registered public accounting firm for the year ending December 31, 2015.

(3) To transact such other business as may properly come before the annual meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Adjournments and Postponements:	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote if you were a stockholder of record as of the close of business on April 15, 2015.

Voting:	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and vote on the Internet or by telephone or submit your proxy card, if you have requested one, as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About Procedural Matters.”

A Notice of Internet Availability of Proxy Materials (Notice) has been mailed to stockholders of record on or about April 27, 2015. The Notice contains instructions on how to access our proxy statement for our 2015 Annual Meeting of Stockholders and our 2014 annual report to stockholders on Form 10-K (together, the proxy materials). The Notice also provides instructions on how to vote online, by telephone or by mail and includes instructions on how to receive a paper copy of proxy materials by mail. The proxy materials can be accessed directly at the following Internet address: www.proxyvote.com.

If you have any questions regarding this information or the proxy materials, please visit our website at www.aldeyra.com or contact David Burke at our investor relations firm, The Ruth Group, at (646) 536-7009.

All stockholders are cordially invited to attend the annual meeting in person.

By order of the board of directors,

Todd C. Brady, M.D., Ph.D.

Chief Executive Officer, President and Director

This notice of annual meeting, proxy statement and accompanying form of proxy card are being made available on or about April 27, 2015.

ALDEYRA THERAPEUTICS, INC.

131 Hartwell Avenue, Suite 320

Lexington, Massachusetts 02421

PROXY STATEMENT FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with solicitation of proxies by our board of directors for use at the 2015 Annual Meeting of stockholders (the Annual Meeting) to be held at 10:00 a.m. local time on Tuesday, June 9, 2015, and any postponements or adjournments thereof. The Annual Meeting will be held at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, One Marina Park Drive, Suite 900, Boston, MA 02210. Beginning on or about April 27, 2015, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) containing instructions on how to access our proxy materials. As used in this proxy statement, the terms “Aldeyra,” “we,” “us,” and “our” mean Aldeyra Therapeutics, Inc. and its subsidiaries unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS

Annual Meeting

Q:	Why am I receiving these proxy materials?

A:	Our board of directors is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held on Tuesday, June 9, 2015 at 10:00 a.m. local time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. The notice of Annual Meeting, this proxy statement and accompanying form of proxy card are being made available to you on or about April 27, 2015. This proxy statement includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

Q:	What is included in the proxy materials?

A:	The proxy materials include:

•	This proxy statement for the Annual Meeting;

•	Our 2014 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the year ended December 31, 2014; and

•	The proxy card or a voting instruction form for the Annual Meeting, if you have requested that the proxy materials be mailed to you.

Q:	How can I get electronic access to the proxy materials?

A:	The Company’s proxy materials are available at www.proxyvote.com and at http://ir.aldeyra.com. Our website address is included for reference only. The information contained on our website is not incorporated by reference into this proxy statement.

You can find directions on how to instruct us to send future proxy materials to you by email at www.proxyvote.com. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	What information is contained in this proxy statement?

A:	The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.

Q:	Where is the Annual Meeting?

A:	The Annual Meeting will be held at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, One Marina Park Drive, Suite 900, Boston, MA 02210.

Q:	Can I attend the Annual Meeting?

A:	You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of April 15, 2015. Admission will begin at 9:30 a.m. local time on the date of the Annual Meeting, and you must present valid picture identification such as a driver’s license or passport and, if asked, provide proof of stock ownership as of April 15, 2015. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted at the Annual Meeting. The meeting will begin promptly at 10:00 a.m. local time.

Stock Ownership

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Stockholders of record — If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (AST), you are considered, with respect to those shares, the “stockholder of record,” and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial owners — Many Aldeyra stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” The Notice was forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not stockholders of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

Quorum and Voting

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Bylaws and Delaware state law. The presence, in person or by proxy, of a majority of the aggregate voting power of the issued and outstanding shares of stock entitled to vote at the meeting will constitute a quorum at the meeting.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (“stockholder withholding”) with respect to a particular matter.

Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Holders of record of our common stock at the close of business on April 15, 2015 (the Record Date) are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had 6,890,021 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each holder of common stock of Aldeyra will be entitled to one vote for each share of common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card, if you have requested one, or following the voting directions described below, so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Stockholder of record — If you are a stockholder of record, there are three ways to vote without attending the Annual Meeting:

•	Via the Internet — You may vote by proxy via the Internet by following the instructions provided in the Notice or, if you requested printed copies of the proxy materials by mail, by following the instructions provided in the proxy card.

•	By Telephone — You may vote by proxy by telephone by following the instructions provided in the Notice or, if you requested printed copies of the proxy materials by mail, by calling the toll free number found on the proxy card.

•	By Mail — If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Beneficial owners — If you are a beneficial owner holding shares through a bank, broker or other nominee, please refer to your Notice or other information forwarded by your bank or broker to see which voting options are available to you.

Q:	What proposals will be voted on at the Annual Meeting?

A:	At the Annual Meeting, stockholders will be asked to vote:

(1)	To elect the two directors identified in this proxy statement to serve as Class I directors until the annual meeting held in 2018 and until their successors are duly elected and qualified;

(2)	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Q:	What is the voting requirement to approve each of the proposals?

A:

Proposal One — The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the individuals who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder withholding or a broker non-vote) will not be counted in such nominee’s favor.

Proposal Two — The affirmative vote of a majority of votes cast is required to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome of this proposal.

Q:	How does the board of directors recommend that I vote?

A:	Our board of directors unanimously recommends that you vote your shares:

•	“FOR” the two nominees for election as director listed in Proposal One; and

•	“FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Q:	What happens if I do not give specific voting instructions?

A:	Stockholder of record — If you are a stockholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our board of directors; or

•	Sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners — If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

A:	Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter — the proposal to ratify the appointment of BDO USA, LLP. Your broker will not have discretion to vote on the following “non-routine” matter absent direction from you: the election of directors.

Please note that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	Can I change or revoke my vote?

A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

If you are a stockholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). A stockholder of record that has voted on the Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote.

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to our principal executive offices, Attention: Corporate Secretary.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Aldeyra may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Aldeyra or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a current report on Form 8-K within four business days after the Annual Meeting.

Stockholder Proposals and Director Nominations

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials — Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2016 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than December 29, 2015, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the Exchange Act).

Requirements for stockholder proposals to be brought before an annual meeting — In addition, our bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by our board of directors or any committee thereof or any stockholder, who is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting, who is entitled to vote at such meeting and who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations.

Our bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our board of directors, (2) otherwise properly brought before the meeting by or at the direction of our board of directors (or any committee thereto) or (3) properly brought before the meeting by a stockholder who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below).

The “Notice Deadline” is defined as that date which is not less than 90 days nor more than 120 days prior to the one year anniversary of the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2016 annual meeting of stockholders is between February 10, 2016 and March 11, 2016.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.

Recommendation of director candidates — You may recommend candidates to our board of directors for consideration by our nominating and governance committee by following the procedures set forth below in “Corporation Governance — Stockholder Recommendations for Nominations to the Board of Directors.”

Q:	How may I obtain a copy of the bylaw provisions regarding stockholder proposals and director nominations?

A:	A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Corporate Secretary. A copy of our bylaws is posted on the Investors portion of our website at http://ir.aldeyra.com. All notices of proposals by stockholders, whether or not included in Aldeyra’s proxy materials, should be sent to our principal executive offices, Attention: Corporate Secretary.

Additional Information about the Proxy Materials

Q:	Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

A:	In accordance with the rules of Securities and Exchange Commission (SEC), we have elected to furnish our proxy materials, including this proxy statement and our annual report to our stockholders, primarily via the Internet. Beginning on or about April 27, 2015, we mailed to our stockholders a “Notice of Internet Availability of Proxy Materials” that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and annual report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained at www.proxyvote.com. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

Q:	What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?

A:	We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, stockholders should send their requests to our principal executive offices, Attention: Corporate Secretary. Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Q:	What is the mailing address for Aldeyra’s principal executive offices?

A:	Our principal executive offices are located at 131 Hartwell Avenue, Suite 320, Lexington, Massachusetts 02421. The telephone number at that location is 781-761-4904.

Any written requests for additional information, copies of the proxy materials and 2014 Annual Report, notices of stockholder proposals, recommendations for candidates to our board of directors, communications to our board of directors or any other communications should be sent to the address above.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 9, 2015.

The proxy statement and annual report to stockholders is available at www.proxyvote.com.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our board of directors may establish the authorized number of directors from time to time by resolution. Our board of directors is currently comprised of seven members who are divided into three classes with staggered three-year terms. A director serves in office until his respective successor is duly elected and qualified or until his earlier death or resignation. This classification of the board of directors into three classes with staggered three-year terms may have the effect of delaying or preventing changes in our control or management. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Nominees for Election as Class I Directors at the Annual Meeting

This year’s nominees for election to the board of directors as our Class I directors to serve for a term of three years expiring at the 2018 annual meeting of stockholders, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, are provided below. The age of each director as of March 31, 2015 is set forth below. Each of the nominees has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve if elected.

Name	Age	Director Since
Ben Bronstein, M.D.	65	2010
Jesse I. Treu, Ph.D.	67	2013

The following is additional information about each of the nominees as of the date of this proxy statement, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating/corporate governance committee and our board of directors to determine that the nominees should serve as one of our directors.

Name	Principal Occupation and Business Experience
Ben Bronstein, M.D.	Dr. Bronstein has served as a member of our board of directors since 2010 and from 2010 to 2011 served as Chief Executive Officer of Aldeyra, then known as Neuron Systems. Since January 2014, Dr. Bronstein has been the Chief Medical Officer of Stealth BioTherapeutics, Inc. Dr. Bronstein serves on the board of directors of a privately held life science company and is a member of the Advisory Committee of the Daedalus Fund for Innovation at Weill Cornell Medical College. In addition, Dr. Bronstein has served as an Assistant Professor of Pathology and Laboratory Medicine at Weill Cornell Medical College since November 2013. Previously he served as a Visiting Scholar at the Wyss Institute of Biologically Inspired Engineering at Harvard Medical School. He is a board-certified pathologist and dermatopathologist, with over 20 publications. Dr. Bronstein began his professional career on the staff of the Massachusetts General Hospital and on the faculty of Harvard Medical School. He has spent the past 25 years in entrepreneurial roles in life science companies and venture capital firms. Dr. Bronstein has founded or held senior management positions at several venture-backed life science firms, including BioSurface Technology, Inc., a regenerative medicine company; Peptimmune, Inc., an immunotherapeutics company (a spinout from Harvard and MIT); and Vidus Ocular, Inc., a Yale University spinout developing an implantable device for the treatment of glaucoma. He has also served as a founder and senior vice president of Access BridgeGap Ventures, the life science investment unit of Access Industries, Inc. Dr. Bronstein received his M.D. and M.B.A. from Boston

Name	Principal Occupation and Business Experience
University. Dr. Bronstein’s extensive knowledge of our business and history, experience as a board member of biotechnology companies and expertise in developing, financing and providing strong executive leadership to numerous biopharmaceutical companies contributed to our conclusion that he should serve as a director of our company.

Jesse I. Treu, Ph.D.	Dr. Treu has served on our board of directors since June 2013. Dr. Treu has been a Managing Member of Domain Associates, L.L.C. since its inception in 1986. He has been a director of over 35 early-stage healthcare companies. Dr. Treu currently serves as a member of the boards of directors of Afferent Pharmaceuticals, Inc., CoLucid Pharmaceuticals, Inc., Regado Biosciences, Inc., Tandem Diabetes Care, Inc., RightCare Solutions, Inc. and Veracyte, Inc. He has also served as a founder, president and chairman of numerous venture-stage companies. Prior to the formation of Domain Associates, Dr. Treu had twelve years of experience in the healthcare industry. He was Vice President of the predecessor organization to The Wilkerson Group and its venture capital arm, CW Ventures. While at CW Ventures, he served as President and CEO of Microsonics, Inc., a pioneer in computer image processing for cardiology. From 1977 through 1982, Dr. Treu led new product development and marketing planning for immunoassay and histopathology products at Technicon Corporation, which is now part of Siemens Diagnostics. Dr. Treu began his career with General Electric Company in 1973, initially as a research scientist developing thin film optical sensors for immunoassay testing, and later serving on the corporate staff with responsibility for technology assessment and strategic planning. Dr. Treu received his B.S. in Physics from Rensselaer Polytechnic Institute and his M.A. and Ph.D. in physics from Princeton University. Dr. Treu’s extensive knowledge of our business and history, experience as a board member of multiple publicly-traded and privately-held companies and expertise in developing and financing contributed to our conclusion that he should serve as a director of our company.

Required Vote and Recommendation of the Board of Directors for Proposal One

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of our Class I directors. The two nominees receiving the most “FOR” votes among votes properly cast in person or by proxy will be elected to the board as Class I directors. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as director. Shares represented by signed proxy cards will be voted on Proposal 1 “FOR” the election of Drs. Bronstein and Treu to the board of directors at the Annual Meeting, unless otherwise marked on the card. A broker non-vote or a properly executed proxy marked “WITHHOLD” with respect to the election of a Class I director will not be voted with respect to such director, although it will be counted for purposes of determining whether there is a quorum.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE CLASS I NOMINEES NAMED ABOVE.

Continuing Directors Not Standing for Election

Certain information about those directors whose terms do not expire at the Annual Meeting is furnished below, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating/corporate governance committee and our board of directors to determine that the directors should serve as one of our directors. The age of each director as of March 31, 2015 is set forth below.

Incumbent Class II Directors Whose Term Expires in 2016

Name	Age	Principal Occupation and Business Experience
Neal Walker, D.O.	45	Dr. Walker has served on our board of directors since June 2013. Dr. Walker is the President and Chief Executive Officer at Aclaris Therapeutics, Inc., a privately held dermatological drug development company. He is a board certified dermatologist and serial entrepreneur with over 18 years of experience in the biopharmaceutical industry. Prior to founding Aclaris Therapeutics, Inc. in 2012, he was co-founder, President and CEO of Vicept Therapeutics, Inc. (acquired by Allergan, Inc.) from 2009 to 2012. Dr. Walker has co-founded and led a number of life science companies: Octagon Research Solutions, Inc., a software and services provider to biopharmaceutical companies (acquired by Accenture plc); Trigenesis Therapeutics, Inc., a specialty dermatology company where he served as Chief Medical Officer (acquired by Dr. Reddy’s Laboratories Ltd); Cutix Inc., a commercial dermatology company that markets PreSun®, a sunscreen brand acquired from Bristol-Myers Squibb Co. He began his pharmaceutical industry career at Johnson and Johnson, Inc. Dr. Walker currently is on the Board of Directors of Sebacia, Inc and Follica, Inc (Executive Chairman). Dr. Walker previously served on the Board of Directors for Octagon, a contract research organization. He is also on the Advisory Board of Flexible Medical Systems LLC, a privately held medical device company. Dr. Walker received his MBA from The Wharton School, University of Pennsylvania, his D.O. from Philadelphia College of Osteopathic Medicine and a B.A. in Biology from Lehigh University. Dr. Walker’s experience as a founder of two private pharmaceutical firms, strong background in clinical and product development in dermatology and other fields, and substantial knowledge of the pharmaceutical industry contributed to our conclusion that he should serve as a director of our company.

Gary Phillips, M.D.	49	Dr. Phillips has served as Senior Vice President and Chief Strategy Officer at Mallinckrodt Pharmaceuticals plc since October 2013 and has been a member of our Board of Directors since May 2009. Before joining our company, he was President of Reckitt Benckiser Pharmaceuticals, Inc. from 2011 to 2012. He served as President of U.S. Surgical and Pharmaceuticals at Bausch & Lomb Incorporated from 2002 to 2008. Dr. Phillips has also held executive roles at Merck Serono SA (a division of Merck KGaA) from 2008 to 2011, Novartis Corporation from 2000 to 2002, and Wyeth Pharmaceuticals, Inc. (now Pfizer, Inc.) from 1999 to 2000. He was most recently Head of Global Health & Healthcare Industries at the World Economic Forum in Geneva from January 2012 to September 2013. Dr. Phillips was also healthcare strategy managing

Name	Age	Principal Occupation and Business Experience

consultant at Towers Perrin Forster & Crosby, Inc. (now Towers Watson & Co) from 1997 to 1999, and practiced as a general medicine clinician/officer in the US Navy, from which he was honorably discharged as a lieutenant commander. Dr. Phillips was educated at the University of Pennsylvania, where he received an M.D. (Alpha Omega Alpha) from the School of Medicine in 1992, an MBA from the Wharton School in 1991, and B.A. (summa cum laude, Phi Beta Kappa) in biochemistry from the College of Arts and Sciences in 1987. He completed postgraduate medical education at Naval Medical Center San Diego and maintains an active medical license. Dr. Phillip’s extensive knowledge of our business and history, and his experience in pharmaceutical strategy at multiple multinational companies, contributed to our conclusion that he should serve as a director of our company.

Incumbent Class III Directors Whose Term Expires in 2017

Name	Age	Principal Occupation and Business Experience
Todd C. Brady, M.D., Ph.D.	43	Dr. Brady has served as our President and Chief Executive Officer since January of 2012 and as a member of our board of directors since 2005. From April 2013 to December 2013, Dr. Brady also served as Entrepreneur in Residence at Domain Associates, LLC, a leading healthcare venture capital firm, where he was a Principal from November 2004 to March 2013. From 2002 to 2004, Dr. Brady was Senior Director of business development at Aderis Pharmaceuticals, Inc., a late-stage biotechnology company sold to Schwarz Pharma Mfg., Inc. (now UCB, Inc.). From 2001 to 2002, Dr. Brady was Executive Vice President of Corporate Development and Strategy at Xanthus Life Sciences, Inc., an oncology drug development biotechnology company subsequently acquired by Antisoma plc. From 2000 to 2001, Dr. Brady was Chief Executive Officer of Phenome Sciences, which was acquired by Xanthus Life Sciences, Inc. Earlier in his career, Dr. Brady was a Senior Associate at CB Health Ventures, LLC (now Excel Venture Management LLC), a healthcare venture capital fund. Dr. Brady has had broad experience in biotechnology corporate development, and has worked in all facets of drug development from preclinical testing to Phase III and IV clinical trials, including the development of a new chemical entity now marketed for the treatment of Parkinson’s Disease. Dr. Brady is a member of the Board of Directors of Evoke Pharma, Inc., a publicly held specialty pharmaceutical company, where he is Chairman of the Nominating and Governance Committee and a member of the Compensation Committee. He is also a member of the Board of Directors of Cantex Pharmaceuticals, Inc., Novadigm Therapeutics, Inc., and Oncobioloigics, Inc., all privately held biotechnology companies. Dr. Brady holds a Ph.D. in pathology from Duke University Graduate School (and serves on the School’s Board of Visitors), a M.D. from Duke University Medical School, and an A.B. from Dartmouth College in Philosophy and Psychology. Dr. Brady’s extensive knowledge of our business, as well as his years of experience in the biotechnology industry, including executive leadership in several biotechnology companies, contributed to our conclusion that he should serve as a director of our company.

Name	Age	Principal Occupation and Business Experience
C. Boyd Clarke	66	Mr. Clarke has served as chairman of our board of directors since October 2013. Mr. Clarke’s original training in the pharmaceutical and vaccine industry was received at Merck and Company, where he held a number of positions including Vice President of the Merck Vaccine Division and the founding President of Pasteur-Merieux MSD, a European joint venture that commercialized vaccines in the European Union. Since leaving Merck in 1996, his career has focused on leading and advising smaller developmental biotechnology and vaccine companies. Mr. Clarke was previously President and Chief Executive Officer of three biotechnology companies: Neose Technologies, a protein therapeutics company; Aviron, a vaccine company; and U.S. Bioscience, an oncology company. MedImmune acquired both Aviron (in 2002) and U.S. Bioscience (in 1999) for a combined value of $2 billion. Mr. Clarke has served as Chairman of the Board of QLT (an ocular company) and Mersana Therapeutics (an oncology company), and as Executive Chairman of LigoCyte Pharmaceuticals (a vaccine company), in which capacity he oversaw the sale of the company to Takeda Pharmaceuticals in 2012. He has also served as a board member or advisor to OraVax (a vaccine company), Novadigm Therapeutics, Inc. (a vaccine company), and Rib-X (an antibiotic company). In these capacities, he has developed significant expertise in the challenges of small company leadership, strategic management, business development and mergers and acquisitions. Currently, he is on the board of FluGen Inc. (a private vaccine company). Mr. Clarke’s extensive knowledge of our business and history, experience as a board member of multiple publicly-traded and privately-held companies, and expertise in developing, financing and providing strong executive leadership to numerous biopharmaceutical companies contributed to our conclusion that he should serve as a director of our company.

Martin J. Joyce	61	Mr. Joyce has served as member of our board of directors since October 2013. Mr. Joyce’s professional background includes leadership roles in public and private, medical device, biotechnology and pharmaceutical companies from start-up stage to over $500 million in annual revenue. He has experience in public equity financings, business development, SEC reporting, strategic planning, mergers, acquisitions, investor relations and biotechnology operations. Since 2012, Mr. Joyce has served as a consultant to the life science industry assisting biotechnology and pharmaceutical companies in strategic planning, fund raising and operations. From March 2011 to July 2012, Mr. Joyce was chief financial officer at Lucid Inc., an early stage skin cancer diagnostic company. Previously, Mr. Joyce served as Executive Vice President and Chief Financial Officer of BioSphere Medical from January 2006 through September 2010. He served as BioSphere’s Chief Financial Officer and Vice President from September 2004 to January 2006. From January 2001 to September 2004, Mr. Joyce served as Managing Partner of Stratex Group LLC, a provider of biopharmaceutical executive services to early-stage companies and venture investors. From 1996 to January 2001, Mr. Joyce was North American Chief Financial Officer for Serono Inc. a biotechnology company. From April 1987 to 1996, Mr. Joyce held a variety of senior level positions within Serono in finance, sales, marketing and manufacturing. Mr. Joyce was previously employed at Millipore Corporation, a high

Name	Age	Principal Occupation and Business Experience

technology bioscience company. Mr. Joyce received a B.S. in finance from Northeastern University and a M.B.A. from Suffolk University, Boston, Massachusetts. Mr. Joyce’s extensive knowledge of our business and history, experience in multiple publicly-traded and privately-held companies, and expertise in developing, financing and providing strong executive leadership to numerous biopharmaceutical companies contributed to our conclusion that he should serve as a director of our company.

There are no family relationships among any of our directors or executive officers. See “Corporate Governance” below for additional information regarding our board of directors.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Our audit committee has appointed the firm of BDO USA, LLP, independent registered public accountants, to audit our financial statements for the year ending December 31, 2015. BDO USA, LLP has audited our financial statements since the fiscal year ended December 31, 2013.

Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of Aldeyra and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2015. Our audit committee is submitting the selection of BDO USA, LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of BDO USA, LLP will be present at the Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the audit committee would reconsider the appointment.

Principal Accounting Fees and Services

The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by BDO USA, LLP during the years ended December 31, 2014 and 2013:

	2014	2013
Audit Fees(1)	$257,686	$227,922
Audit-Related Fees(2)	9,105	—
Tax Fees(3)	—	—
All Other Fees	—	—

Total Fees	$266,790	$227,922

(1)	Audit Fees: This category represents fees for professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements, and audit services provided in connection with other regulatory or statutory filings for which we have engaged BDO USA, LLP.
(2)	Audit-Related Fees: This category represents fees associated with our initial public offering of common stock completed in May 2014, which included review of our quarterly consolidated financial information included in our registration statement on Form S-1 filed with the SEC, as well as comfort letters, consents and review of documents filed with the SEC.
(3)	Tax Fees: This category consists of tax compliance, tax planning, and tax advice, including foreign tax return preparation and requests for rulings or technical advice from tax authorities.

Pre-Approval of Audit and Non-Audit Services

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee (or the chair if such approval if needed on a time urgent basis) generally pre-approves of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2015.

CORPORATE GOVERNANCE

Code of Conduct

Our board of directors adopted a code of business conduct that applies to each of our directors, officers and employees. The full text of our code of business conduct is posted on the Investors portion of our website at http://ir.aldeyra.com. Any waiver of the code of business conduct for an executive officer or director may be granted only by our board of directors or a committee thereof and must be timely disclosed as required by applicable law. We have implemented whistleblower procedures that establish format protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to the audit committee.

Board Composition

Our business affairs are managed under the direction of our board of directors, which is currently composed of seven members. Six of our directors are independent within the meaning of the listing rules of The NASDAQ Stock Market (NASDAQ). Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

Directors in a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or the earlier of his or her death, resignation or removal. The classification of our board of directors may have the effect of delaying or preventing changes in our control or management.

Director Independence

Our common stock is listed on The NASDAQ Capital Market. The listing rules of this stock exchange generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the rules of the NASDAQ require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. The NASDAQ director independence definition includes a series of objective tests, such as that the director is not also one of our employees and has not engaged in various types of business dealings with us. In addition, as further required by the NASDAQ rules, our board of directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management.

Our board of directors has determined that none of our non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of the NASDAQ. The independent members of our board of directors will hold separate regularly scheduled executive session meetings at which only independent directors are present.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries. Each of Martin J. Joyce, Gary Phillips, M.D. and Neal Walker, D.O. qualify as an independent director pursuant to Rule 10A-3.

Board Leadership Structure

Our board of directors is currently led by its chairman, Mr. Clarke. Our board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the company continues to grow. We separate the roles of chief executive officer and chairman of the board of directors in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for the company and the day-to-day leadership and performance of the company, while the chairman of the board of directors provides guidance to the chief executive officer and presides over meetings of the full board of directors. We believe that this separation of responsibilities provides a balanced approach to managing the board of directors and overseeing the company.

Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Board Committees

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition of these committees meet the criteria for independence under, and the functioning of these committees comply with the applicable requirements of SOX, the current rules of The NASDAQ Capital Market and SEC rules and regulations. We intend to comply with future requirements as they become applicable to us. Each committee has the composition and responsibilities described below.

Audit Committee

During our year ended December 31, 2014, our audit committee held 4 meetings and acted by written consent once. The members of our audit committee are Martin J. Joyce, Gary Phillips, M.D. and Neal Walker, D.O., each of whom is a non-employee member of the board of directors. Mr. Joyce serves as the chair of the audit committee. The audit committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships and the audits of our financial statements. Pursuant to the audit committee charter, the functions of the committee include, among other things:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting and our disclosure controls and procedures;

•	meeting independently with our registered public accounting firm and management;

•	preparing the audit committee report required by SEC rules;

•	reviewing and approving or ratifying any related person transactions; and

•	overseeing our risk assessment and risk management policies.

All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and The NASDAQ Capital Market. Our board of directors has determined that Mr. Joyce is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable NASDAQ rules and regulations.

Compensation Committee

During our year ended December 31, 2014, our compensation committee held 1 meeting and acted by written consent 3 times. The members of our compensation committee are Gary Phillips, M.D. and Martin J. Joyce. Dr. Phillips serves as the chair of the compensation committee. Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. Pursuant to the compensation committee charter, the functions of this committee include:

•	evaluating the performance of our chief executive officer and determining the chief executive officer’s salary and contingent compensation based on his or her performance and other relevant criteria;

•	identifying the corporate and individual objectives governing the chief executive officer’s compensation;

•	in consultation with the chief executive officer, determining the compensation of our other officers;

•	making recommendations to our board of directors with respect to director compensation;

•	reviewing and approving the terms of material agreements with our executive officers;

•	overseeing and administering our equity incentive plans and employee benefit plans;

•	reviewing and approving policies and procedures relating to the perquisites and expense accounts of our executive officers;

•	if and as applicable, furnishing the annual compensation committee report required by SEC rules; and

•	conducting a review of executive officer succession planning, as necessary, reporting its findings and recommendations to our board of directors, and working with the board of directors in evaluating potential successors to executive officer positions.

Our board of directors has determined that each of Gary Phillips, M.D. and Martin J. Joyce is independent under the applicable rules and regulations of NASDAQ, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) of the United States Internal Revenue Code of 1986, as amended, or Section 162(m).

Our chief executive officer and chief financial officer assist our compensation committee in carrying out its functions, although they do not participate in deliberations or decisions with respect to their own compensation. In January 2015, our compensation committee engaged the services of Pearl Meyer, Inc., a compensation consulting firm, to advise the compensation committee regarding the amount and types of compensation that we provide to our executives and directors and how our compensation practices compared to the compensation practices of other companies. Pearl Meyer reports directly to the compensation committee. Pearl Meyer does not provide any services to us other than the services provided to the compensation committee. The compensation committee believes that Pearl Meyer does not have any conflicts of interest in advising the compensation committee under applicable SEC rules or NASDAQ listing standards.

Nominating and Governance Committee

Our nominating and governance committee was established in connection with our initial public offerings and did not hold any meetings in year ended December 31, 2014. The members of our nominating and governance committee are Jesse Treu, Ph.D. and C. Boyd Clarke. Dr. Treu serves as the chair of the nominating and corporate governance committee. Pursuant to the nominating and corporate governance committee charter, the functions of this committee include, among other things:

•	identifying, evaluating, and making recommendations to our board of directors and our stockholders concerning nominees for election to our board of directors, to each of its committees and committee chairs;

•	annually reviewing the performance and effectiveness of our board of directors and developing and overseeing a performance evaluation process;

•	annually evaluating the performance of management, the board of directors and each board committee against their duties and responsibilities relating to corporate governance;

•	annually evaluating adequacy of our corporate governance structure, policies, and procedures; and

•	providing reports to our board of directors regarding the committee’s nominations for election to the board of directors and its committees.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has in the past served as an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Meetings of the Board of Directors

The full board of directors met 4 times during our year ended December 31, 2014. No director attended fewer than 75% of the total number of meetings of the board of directors and of any committees of the board of directors of which he or she was a member during our year ended December 31, 2014.

It is our policy that directors are invited and encouraged to attend our annual meetings of stockholders. We expect to schedule our annual meetings on the same day as a regularly scheduled board of directors meeting in order to facilitate attendance by the members of our board of directors.

Board Oversight of Risk

Our board of directors has responsibility for the oversight of the company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating/corporate governance committee manages risks associated with the independence of the board of directors, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Director Compensation

The following table sets forth information about the compensation of the non-employee members of our board of directors who served as a director during our year ended December 31, 2014. Other than as set forth in the table and described more fully below, during our year ended December 31, 2014, we did not pay any fees to, make any equity awards or non-equity awards to or pay any other compensation to the non-employee members of our board of directors. Dr. Brady, our chief executive officer, receives no compensation for his service as a director, and is not included in the table below. Mr. Clarke currently serves as chair of our board of directors.

	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)(2)(3)	Total ($)
Ben R. Bronstein, M.D.	$13,125		$71,791	$84,916
C. Boyd Clarke	27,564		107,693	$135,257
Martin J. Joyce	20,625		71,791	$92,416
Gary Phillips, M.D.	19,689		71,791	$91,480
Jesse I. Treu, Ph.D.	15,750	(4)	71,791	$87,541
Neal S. Walker, D.O.	15,939		71,791	$87,730

(1)	The amounts in this column represent the aggregate grant date fair value of option awards granted to the director during our fiscal year ended December 31, 2014, computed in accordance with FASB ASC Topic 718. See Note 9 to our financial statements included in this Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of our assumptions in determining the ASC 718 values of our option awards. Amount consists of: (a) $71,791 with respect to the options granted to Drs. Bronstein, Philips, Treu and Walker and Mr. Joyce on May 7, 2014, and (b) $107,693 with respect to the option granted to Mr. Clarke on May 7, 2014.
(2)	As of December 31, 2014, our non-employee directors held outstanding stock options as follows: Drs. Bronstein and Walker, 21,770 options; Mr. Clarke, 18,250 options; Mr. Joyce and Dr. Treu, 12,166 options; and Dr. Phillips, 21,769 options.
(3)	On May 7, 2014, each of our directors (other than Mr. Clarke) was granted an option to purchase 12,166 shares of our common stock, and as non-employee chair of our board of directors, Mr. Clarke was granted an option to purchase 18,250 shares of our common stock, in each case at an exercise price per share of $8.00. All of these options granted were made pursuant to our non-employee director compensation program.
(4)	Approximately $10,500 of these fees were paid to the management company of the venture capital fund affiliated with Dr. Treu in 2014.

Non-Employee Director Compensation

Each member of our board of directors who is not our employee will receive the following cash compensation for board services, as applicable:

•	$17,500 per year for service as member of the board of directors.

•	$17,500 per year for service as chairman of the board of directors.

•	$7,500 per year for service as chairman of the Audit Committee;

•	$5,000 per year for service as chairman of the Compensation Committee;

•	$3,500 per year for service as chairman of the Nominating and Corporate Governance Committee;

•	$3,750 per year for service as non-chairman member of the Audit Committee;

•	$2,500 per year for service as non-chairman member of the Compensation Committee; and

•	$1,750 per year for service as non-chairman member of the Nominating and Corporate Governance Committee.

Non-employee members of our board of directors will also receive automatic grants of non-statutory stock options under our 2013 Equity Incentive Plan. For purposes of our automatic director grant program, a non-employee director is a director who is not employed by us and who does not receive compensation from us or have a business relationship with us that would require disclosure under certain Securities and Exchange Commission rules. Each non-employee director joining our board of directors will automatically be granted a non-statutory stock option to purchase 12,166 shares of common stock with an exercise price equal to the fair market value of our common stock on the grant date. This initial option will vest ratably in annual installments over 3 years of service following the date of grant.

In addition, on the date of each annual meeting of our stockholders, each non-employee director will automatically be granted a non-statutory stock option to purchase 6,083 shares of our common stock on that date with an exercise price equal to the fair market value of our common stock on the grant date. A non-employee director who receives an initial award will not receive the additional annual award in the same calendar year. Automatic annual grants vest in full on the one-year anniversary of the grant date.

If we are subject to a change in control, then all of the director’s automatic grants will become fully vested. All automatic director options have a maximum term of ten years.

We will also reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending board of directors and committee meetings.

Stockholder Communications with the Board of Directors

Stockholders wishing to communicate with the board of directors or with an individual member of the board of directors may do so by writing to the board of directors or to the particular member of the board of directors, care of the Corporate Secretary by mail to our principal executive offices, Attention: Corporate Secretary. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

EXECUTIVE OFFICERS

The following table provides information concerning our executive officers as of March 31, 2015:

Name	Age	Position(s)
Todd C. Brady, M.D., Ph.D.	43	Chief Executive Officer and Director
Stephan J. Tulipano	56	Chief Financial Officer
Scott L. Young	52	Chief Operating Officer

Todd C. Brady, M.D., Ph.D.. See biographical information set forth above under “Proposal One — Election of Directors — Continuing Directors Not Standing for Election.”

Stephen Tulipano has served as our Chief Financial Officer and Treasurer since June 2014. He has nearly 27 years of accounting and financial experience, of which 14 years were focused on the pharmaceutical industry. Prior to joining Aldeyra, Mr. Tulipano provided accounting and management advisory services with Three Tulips, Inc. from 2011 to 2014. Prior to that, he served as Chief Financial Officer of Javelin Pharmaceuticals from 2006 to 2010 until its acquisition by Hospira. Prior to that, from 1998 to 2006, Mr. Tulipano was at Biogen Idec, Inc. where he served as Director of Corporate Accounting. He has also held several accounting roles both within companies and accounting firms. Mr. Tulipano holds a B.S. in Business Administration and Accounting from Salem State College and an M.B.A. in Finance from the Sawyer School of Management at Suffolk University. He is also a Certified Public Accountant.

Scott L. Young has served as our Chief Operating Officer since December 2011. Mr. Young has over 25 years of preclinical and clinical experience in both large and small pharmaceutical firms. Prior to joining Aldeyra, Mr. Young was Chief Operating Officer for Link Medicine Corporation, a biotechnology company developing novel pharmaceuticals to treat neurodegenerative diseases including Alzheimer’s Disease and Parkinson’s Disease, from 2006 to 2011. While at Link Medicine Corporation, Mr. Young and colleagues successfully raised more than $40 million in financing, advanced the lead program to clinical development, and subsequently out-licensed the technology to AstraZeneca UK Limited. Mr. Young was previously Chief Operating Officer of OXiGENE, Inc., a publicly traded oncology therapeutics development company, where from 1999 through 2006 he was instrumental in advancing a pharmaceutical candidate from laboratory testing into Phase III clinical trials and led the development of a compound in an orphan ophthalmology indication. Mr. Young has also held positions in clinical and regulatory affairs, cGMP manufacturing operations, and R&D and process development at Genzyme Corporation, RepliGen Corporation and Genetics Institute, Inc. (now Pfizer, Inc.). He holds a B.S. in biochemistry from the University of Massachusetts, Amherst.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information concerning the compensation paid to our Chief Executive Officer and our next two most highly compensated executive officers for our year ended December 31, 2014. We refer to these individuals as our named executive officers.

Name and Principal Position	Year	Salary ($)(1)		Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)	Total ($)
Todd C. Brady, M.D., Ph. D.	2014	$377,500		$—	$454,871	234,000	(3)	9,013	$1,075,384
President and Chief Executive Officer	2013	70,833		136,732	3,480,256	—		—	3,687,821

Stephen J. Tulipano	2014	135,000	(5)	—	246,994	44,898	(3)	—	426,892
Chief Financial Officer

Scott L. Young	2014	322,679		—	—	132,300	(3)	—	454,979
Chief Operating Officer	2013	300,000		—	1,240,727	—		30,410	1,571,137

(1)	The salary amount represents the salary earned from January 1 through December 31 of the applicable year.
(2)	Reflects the aggregate grant date fair value of stock awards and option awards granted during the applicable year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 9 to our audited consolidated financial statements included in this Annual Report on Form 10-K. In accordance with SEC rules, the grant date fair value of an award subject to performance conditions is based on the probable outcome of the conditions.
(3)	Represents amounts paid under our 2014 management cash incentive plan paid in 2015.
(4)	Represents $16,640 in relocation expenses and $8,872 in reimbursement of healthcare premiums.
(5)	Officer’s employment with us commenced on June 23, 2014. The amount reported represents the pro rata portion of the officer’s salary from commencement of employment through December 31, 2014.

Narrative Explanation of Certain Aspects of the Summary Compensation Table

Employment Letters

In November 2013, we entered into a letter agreement with Dr. Brady that became effective upon our initial public offering in May 2014. We and Dr. Brady amended such letter agreement in February 2014. Pursuant to such amended letter, Dr. Brady’s annual base salary was increased from $340,000 to $400,000 and his cash bonus opportunity for each of our fiscal years increased from 30% to 45% of his base salary.

In June 2014, we entered into a letter agreement with Mr. Tulipano in connection with the commencement of his employment. Mr. Tulipano’s offer letter provides for an initial base salary of $260,000 per year, a cash bonus opportunity for each of our fiscal years of 30% of his base salary, a stock option grant of 67,642 shares of our common stock pursuant to the terms and conditions of our 2013 Equity Plan which will vest over four years of employment with us, and other employee benefit plans and programs.

In November 2013, we entered into a letter agreement with Mr. Young that became effective upon our initial public offering in May 2014. We and Mr. Young amended such letter agreement in February 2014. Pursuant to such amended letter, Mr. Young’s annual base salary was increased from $300,000 to $315,000 and his cash bonus opportunity for each of our fiscal years increased from 25% to 35% of his base salary.

Except as described below under “Severance and Change in Control Benefits,” each of our named executive officers must remain employed with us through the date of payment to receive a bonus.

Each of our named executive officers is eligible to receive certain benefits in the event of a change in control or if his employment is terminated under certain circumstances, as described under “Severance and Change in Control Benefits” below.

Equity Compensation

We offer stock options and restricted shares to our named executive officers as the long-term incentive component of our compensation program. We typically grant equity awards to new hires upon their commencing employment with us. Stock options allow employees to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant and may or may not be intended to qualify as “incentive stock options” for United States federal income tax purposes. Generally, the equity awards we grant vest in equal monthly installments over 48 months, subject to the employee’s continued employment with us on the vesting date.

In 2014, Dr. Brady was granted an option to purchase shares of common stock effective as of our initial public offering and Mr. Tulipano was granted an option to purchase shares of common stock pursuant to his offer letter in connection with the commencement of his employment. The table below provides details regarding the foregoing grants.

Name	Grant Date	Number of Shares Underlying Option Grants		Exercise Price ($)
Todd C. Brady, M.D., Ph.D.	5/7/14	76,068	(1)	8.00
Stephen J. Tulipano	7/21/14	67,642	(2)	4.99

(1)	Option vests in equal quarterly installments over four years of service following May 7, 2014 provided Dr. Brady provides continuous service to us through each such vesting date.
(2)	Option vests with respect to 25% of the shares on June 23, 2015, with the balance vesting in equal monthly installments over the next 36 months provided Mr. Tulipano provides continuous service to Aldeyra through each such vesting date.

As discussed below under “Severance and Change in Control Benefits,” stock options granted to our named executive officers are generally subject to accelerated vesting in the event such officer is subject to an involuntary termination or if we experience a change in control.

Outstanding Equity Awards at Fiscal 2014 Year-End

The following tables show certain information regarding outstanding equity awards held by our named executive officers as of December 31, 2014.

Except as indicated in the footnotes below, options granted to our named executive officers are generally immediately exercisable with respect to all of the option shares (whether vested or unvested), subject to our repurchase right in the event that the executive’s service terminates before vesting in such shares. For information regarding the vesting acceleration provisions applicable to the options held by our named executive officers, please see “Severance and Change in Control Benefits” below.

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Vested		Number of Securities Underlying Unexercised Options (#) Unvested	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Todd C. Brady	9/8/2013	80,035	(1)	112,049	—	0.552	9/7/2023
	9/8/2013	32,953	(2)	—	—	0.552	9/7/2023
	9/8/2013	16,007	(3)	—	32,014	0.552	9/7/2023
	10/30/2013	24,010	(4)	72,032	—	4.56	10/29/2023
	5/7/2014	0	(5)	76,068	—	8.00	5/6/2024

Scott L. Young	6/22/2012	20,923	(6)	7,772	—	3.24	6/21/2022
	9/8/2013	40,017	(1)	56,025	—	0.552	9/7/2023
	9/8/2013	16,007	(3)	—	32,014	0.552	9/7/2023

Stephen J. Tulipano	7/21/2014	0	(7)	67,642		4.99	7/20/2024

(1)	Option vests over four years of service following April 15, 2013, with 25% vesting upon completion of 12 months of service and in 36 equal monthly installments thereafter.
(2)	Option vested in equal monthly installments over six months of service following April 1, 2013.
(3)	16,007 of the shares vested upon the effective date of our initial public offering and 16,007 of the shares vest upon the date on which our closing market capitalization equaled at least $55.0 million for 10 consecutive trading days. The remaining shares vest on the date on which our closing market capitalization equals at least $70.0 million for 10 consecutive trading days, provided that the officer remains in continuous service with us through such date.
(4)	Option vests in equal quarterly installments over four years of service following October 30, 2013.
(5)	Option vests in equal annual installments over four years of service following May 7, 2014.
(6)	Option vests over four years of service following January 1, 2012, with 25% vesting upon completion of 12 months of service and in 36 equal monthly installments thereafter.
(7)	Option vests with respect to 25% of the shares after 12 months of continuous service with us following June 23, 2014, with the balance becoming exercisable in equal monthly installments over the next 36 months of continuous service provided thereafter.

Severance and Change in Control Benefits

Pursuant to their letter agreements and offer letters, if we terminate the employment of any of our named executive without cause or if such executive resigns for good reason, then he will be eligible to receive:

•	continued payment of base salary for 12 months (9 months in the case of Mr. Tulipano);

•	a lump-sum cash payment equal to the greater of such executive’s target bonus for the year in which such termination occurs or the actual bonus paid to the executive with respect to our most recently completed fiscal year;

•	payment by us of the monthly premiums under COBRA for such executive and their eligible dependents for up to 12 months (9 months in the case of Mr. Tulipano) following the termination of such executive’s employment; and

•	In the case of Dr. Brady and Mr. Young, accelerated vesting and exercisability with respect to all equity or equity-based awards held by such executive officer as if such executive officer has completed an additional 12 months of service with us, and up to 12 months following such termination to exercise any then-outstanding stock options or stock appreciation rights.

Such payments are contingent on the officer’s executing and not revoking a release of claims against us.

“Cause” means an officer’s:

•	unauthorized use or disclosure of our confidential information or trade secrets;

•	material breach of any agreement with us;

•	material failure to comply with our written policies or rules;

•	conviction of, or plea of “guilty” or “no contest” to, a felony;

•	gross negligence or willful misconduct;

•	continuing failure to perform assigned duties after receiving written notification of such failure from our board of directors; or

•	failure to cooperate in good faith with a governmental or internal investigation of us or our directors, officers or employees if such cooperation has been requested.

“Good Reason” means a resignation within 12 months after one of the following conditions has come into existence with the officer’s consent, but only if such officer has provided us with written notice of such condition within 90 days after it has come into existence and we have failed to cure such condition within 30 days after we receive such notice:

•	a reduction in such executive officer’s base salary or target bonus by more than 10%;

•	a material reduction of such executive officer’s authority, duties or responsibilities; or

•	a relocation of such executive officer’s principal workplace by more than 50 miles.

In addition, in the event that we are subject to a change in control, all of the equity or equity-based awards granted to each of Dr. Brady and Mr. Young will become fully vested and exercisable other than the option to purchase 28,695 shares granted to Mr. Young in 2012, which will so accelerate only upon his involuntary termination within 12 months of such change in control. A “change in control” means the consummation of a transaction in which any person acquires 50% or more of our voting stock; a sale of all or substantially all of our assets; our merger or consolidation; or replacement of a majority the members of our board of directors.

The option granted to Mr. Tulipano in July 2014 will become fully vested and exercisable if he is subject to a termination without cause by us or voluntarily resigns for good reason, in each case as defined above, within 12 months after our change in control. A “change in control” means the consummation of a transaction in which any person acquires 60% or more of our voting stock; a sale of all or substantially all of our assets; our merger or consolidation; or replacement of a majority the members of our board of directors.

Employee Benefits and Perquisites

Our named executive officers will be eligible to participate in our health and welfare plans to the same extent as all full-time employees. We do not provide our named executive officers with perquisites or other personal benefits other than reimbursement of certain healthcare premiums, as described in the Summary Compensation Table.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2015 for:

•	each of our named executive officers;

•	each of our directors;

•	all of our executive officers and directors as a group; and

•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock based on currently available Schedules 13D and 13G filed with the SEC.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 6,890,021 shares of common stock outstanding at March 31, 2015. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options or warrants held by that person or entity that are currently exercisable or that will become exercisable or releasable within 60 days of March 31, 2015. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Aldeyra Therapeutics, Inc., 131 Hartwell Avenue, Suite 320, Lexington, Massachusetts 02421.

	Shares Beneficially Owned Prior to Offering
Name of Beneficial Owner	Number		Percentage
5% or Greater Stockholders
Funds affiliated with Domain Associates, L.L.C.	1,992,955	(1)	28.9%
Johnson & Johnson Innovation-JJDC, Inc.	1,750,292	(2)	25.4%
FMR LLC	834,811	(3)	12.1%

Executive Officers and Directors
Todd Brady, M.D., Ph.D.	209,111	(4)	3.0%
Stephen Tulipano	0		*
Scott L. Young	98,944	(5)	1.4%
Ben Bronstein, M.D.	24,558	(6)	*
C. Boyd Clarke	21,583	(7)	*
Martin J. Joyce	17,555	(8)	*
Gary Phillips, M.D.	22,126	(9)	*
Jesse Treu, Ph.D.	1,997,010	(10)	29.0%
Neal Walker, D.O.	17,307	(11)	*
All current executive officers and directors as a group (9 persons)	2,408,194	(12)	33.3%

*	Less than 1% of the outstanding shares of common stock.
(1)

Consists of 10,358 shares of common stock held by Domain Associates LLC, 1,973,389 shares of common stock held by Domain Partners VI, L.P. and 9,208 shares of common stock held by DP VI Associates, L.P. The managing members of One Palmer Square Associates VI, L.L.C., the general partner of Domain Partners VI, L.P. and DP VI Associates, L.P., share voting and investment power with respect to these shares. The managing members of Domain Associates LLC are James Blair, Kathleen Schoemaker, Jesse

Treu, Brian Dovey, Nicole Vitullo, Brian Halak, Kim Kamdar and Nimesh Shah. Each of James Blair, Kathleen Schoemaker, Jesse Treu, Brian Dovey, Nicole Vitullo, Brian Halak, Kim Kamdar and Nimesh Shah share voting and investment power with respect to the securities held by Domain Associates LLC. Each of James Blair, Kathleen Schoemaker, Jesse Treu, Brian Dovey, Nicole Vitullo, Brian Halak, Kim Kamdar and Nimesh Shah disclaims beneficial ownership of the securities held by Domain Associates LLC except to the extent of his or her pecuniary interest therein, if any.
(2)	Linda Vogel, Investment Portfolio Manager, of Johnson & Johnson Innovation-JJDC, Inc. (“JJDC”) exercises voting and dispositive power over the shares held by JJDC. The address of JJDC is: 410 George St., New Brunswick, NJ 08901.
(3)	Consists of (a) 556,516 shares held by Fidelity Select Biotechnology Portfolio and (b) 278,295 shares held by Fidelity Advisor Biotechnology Fund. These accounts are managed by direct or indirect subsidiaries of FMR LLC. Edward C. Johnson 3d is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman and the President of FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for Fidelity Select Portfolios: Biotechnology Portfolio is c/o Brown Brothers Harriman & Co., 525 Washington Blvd, Jersey City, NJ 07310. The address for Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund is c/o State Street Bank & Trust, P.O. Box 5756, Boston, MA 02206.
(4)	Includes options to purchase 194,022 shares of common stock that may be exercised within 60 days of March 31, 2015.
(5)	Includes options to purchase 98,944 shares of common stock that may be exercised within 60 days of March 31, 2015.
(6)	Includes options to purchase 12,058 shares of common stock that may be exercised within 60 days of March 31, 2015.
(7)	Includes options to purchase 6,083 shares of common stock that may be exercised within 60 days of March 31, 2015.
(8)	Includes options to purchase 4,055 shares of common stock that may be exercised within 60 days of March 31, 2015.
(9)	Includes options to purchase 12,751 shares of common stock that may be exercised within 60 days of March 31, 2015.
(10)	Includes options to purchase 4,055 shares of common stock that may be exercised within 60 days of March 31, 2015 and securities beneficially owned by Domain Partners VI, DP VI Associates, L.P. and Domain Associates LLC as set forth in footnote 1 above, for which Dr. Treu may be deemed to share voting and investment power. Dr. Treu disclaims beneficial ownership of the securities held by Domain Partners VI, DP VI Associates, L.P. and Domain Associates LLC except to the extent of his pecuniary interest therein, if any.
(11)	Includes options to purchase 11,057 shares of common stock that may be exercised within 60 days of March 31, 2015.
(12)	Includes options to purchase 343,025 shares of common stock that may be exercised within 60 days of March 31, 2015.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2014, with respect to shares of our common stock that may be issued, subject to certain vesting requirements, under our existing equity compensation plans, including our 2013 Equity Incentive Plan (2013 Plan), 2010 Employee, Director and Consultant Equity Incentive Plan (2010 Plan) and our 2004 Employee, Director and Consultant Stock Plan (2004 Plan).

	A		B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)
Equity compensation plans approved by security holders	874,032	(1)	$3.10	360,810	(2)
Equity compensation plans not approved by security holders	—			—

Total	874,032		$3.10	360,810

(1)	Of these shares, 264,190 were subject to options then outstanding under the 2013 Plan, 585,888 were subject to options then outstanding under the 2010 Plan and 23,954 were subject to options then outstanding under the 2004 Plan.
(2)	Represents 360,810 shares of common stock available for issuance under our 2013 Plan. No shares are available for future issuance under the 2010 Plan or 2004 Plan. In addition, our 2013 Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year equal to the least of: (1) 333,333 shares of our common stock; (2) 4% of the shares of common stock outstanding at that time; and (3) such other amount as our board of directors may determine. On January 1, 2015, an additional 222,617 shares became available for future issuance under our 2013 Plan in accordance with the annual increase.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with our directors and executive officers described elsewhere in this annual report, the following is a description of each transaction since January 1, 2014 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Amended and Restated Investors’ Rights Agreement

In connection with the initial closing of the Series B convertible preferred stock financing described above, we entered into an amended and restated investors’ rights agreement with the holders of all of our outstanding shares of convertible preferred stock, including entities affiliated with Domain Associates, L.L.C and Johnson & Johnson Development Corporation. Pursuant to this agreement, we granted such stockholders certain registration rights with respect to shares of our common stock.

Convertible Promissory Note

In October 2013, we issued a convertible promissory note to Domain Partners VI, L.P., in a principal amount of $170,000, which was amended in February 2014 to extend its maturity date. The note accrued interest at a rate of 6% per annum. The note converted into 21,250 shares of our common stock in connection with our initial public offering.

Employment Agreements

We have entered into offer letters with our named executive officers. For more information regarding these agreements, see the section of this prospectus entitled “Executive Compensation — Narrative Disclosure to Compensation Tables.”

Indemnification Agreements

We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses, judgments, fines and settlement amounts, among others, incurred by this person in any action or proceeding arising out of this person’s services as a director or executive officer in any capacity with respect to any employee benefit plan or as a director, partner, trustee or agent of another entity at our request. We believe that these provisions in our amended and restated certificate of incorporation and amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

Stock Option Grants to Executive Officers and Directors

We have granted stock options to our executive officers and certain of our directors as more fully described in the section entitled “Management — Director Compensation” and “Executive Compensation.”

Participation in our Initial Public Offering

Certain of our directors purchased an aggregate of 65,625 shares of our common stock in our initial public offering at the initial public offering price. The following table presents the number of shares issued to these related parties at the initial public offering price of $8.00 per share:

Participants(1)	Shares of Common Stock
Todd C. Brady, M.D., Ph.D.	12,500
Ben Bronstein, M.D.	12,500
C. Boyd Clarke	12,500
Martin J. Joyce	12,500
Gary Phillips, M.D.	9,375
Neal Walker, D.O.	6,250

(1)	Additional details regarding these stockholders and their equity holdings is provided in “Principal Stockholders.”

Warrant Conversion Agreement

In December 2012 and August 2013, in connection with our Series B convertible preferred stock financing, we issued warrants to the investors in such financing, including entities affiliated with Domain Associates, L.L.C. and Johnson & Johnson Development Corporation, which warrants were immediately exercisable for an aggregate of 193,842 shares of our Series B convertible preferred stock, at an exercise price of $5.1588 per share. We entered into an agreement with the warrant holders whereby such holders net exercised the warrants effective upon the consummation of this offering for an aggregate of 68,840 shares of our common stock.

Policies and Procedures for Related Party Transactions

Pursuant to our code of conduct and audit committee charter, any related party transaction or series of transactions with an executive officer, director, or any of such persons’ immediate family members or affiliates, in which the amount, either individually or in the aggregate, involved exceeds $120,000 must be presented to our audit committee for review, consideration and approval. All of our directors and executive officers are required to report to our audit committee any such related party transaction. In approving or rejecting the proposed transactions, our audit committee shall consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Our audit committee shall approve only those transactions that, in light of known circumstances, are not inconsistent with Aldeyra’s best interests, as our audit committee determines in the good faith exercise of its discretion.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this annual report anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons, we believe that during fiscal 2014, all Section 16(a) filing requirements were satisfied on a timely basis.

AUDIT COMMITTEE REPORT

The information contained in the following report of Aldeyra’s audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Aldeyra specifically incorporates it by reference.

Role of the Audit Committee

The audit committee operates under a written charter adopted by our board of directors. The audit committee of our board of directors oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our audit committee is responsible for reviewing our disclosure controls and processes, and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our audit committee before we enter into them, as required by applicable rules and listing standards. A more detailed description of the functions and responsibilities of the audit committee can be found in Aldeyra’s audit committee charter, published on the corporate governance section of Aldeyra’s website at http://ir.aldeyra.com/.

The audit committee oversees our financial reporting process on behalf of the board of directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations and ethical business conduct. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

Review of Audited Financial Statements for the Year Ended December 31, 2014

The audit committee has reviewed and discussed with Aldeyra’s management and BDO USA, LLP the audited consolidated financial statements of Aldeyra for the year ended December 31, 2014. The audit committee has also discussed with BDO USA, LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding communications between our independent registered public accounting firm and audit committee.

The audit committee has received and reviewed the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with BDO USA, LLP its independence from us.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Aldeyra’s annual report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

Submitted by the audit committee of the board of directors:

Marty Joyce (Chair)

Gary Phillips, M.D.

Neal Walker, D.O.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as Aldeyra may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote at your earliest convenience on the Internet or by telephone as instructed, or by executing and returning a proxy card, if you have requested one, in the envelope provided.

THE BOARD OF DIRECTORS

Lexington, Massachusetts

April 27, 2015

ALDEYRA THERAPEUTICS, INC. 131 HARTWELL AVENUE, SUITE 320 LEXINGTON, MA 02421

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M91670-P64464 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALDEYRA THERAPEUTICS, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	☐	☐	☐
Nominees:
01) Ben Bronstein, M.D. 02) Jesse I. Treu, Ph.D.

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain

2.	Ratify the selection by the Audit Committee of the Board of Directors of BDO USA, LLP as our Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M91671-P64464

ALDEYRA THERAPEUTICS, INC.

Annual Meeting of Stockholders

June 9, 2015

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Todd C. Brady, M.D., Ph.D. and Stephen Tulipano, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Aldeyra Therapeutics, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT on June 9, 2015, at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, One Marina Park Drive, Suite 900, Boston, MA 02210, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side